EXHIBIT 5.1

December 19, 2017

ImmuCell Corporation

56 Evergreen Driver

Portland, Maine 04104

Re: ImmuCell Corporation

Ladies and Gentlemen:

We have acted as counsel to ImmuCell Corporation, a Delaware corporation (the “Company”), in connection with (i) the registration statement on Form S-3 (File No. 333-207635) (the “Registration Statement”) filed by the Company on November 5, 2015 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (“Act”), and (ii) the prospectus supplement, dated December 19, 2017 (the “Prospectus Supplement”) relating to the issuance and sale by the Company of up to 417,807 shares of the Company’s common stock, $0.10 par value (the “Shares”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Certificate of Incorporation, (ii) the Company’s By-laws, (iii) the Registration Statement, (iv) the Prospectus Supplement, and (v) such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies, and the authenticity of the originals of such documents.

Based on our examination mentioned above and subject to the qualifications stated herein, we are of the opinion that the Shares will be, when sold in the manner described in the Prospectus Supplement, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the sale of the Shares and the use of our name in the Prospectus Supplement, and in any amendment or supplement thereto.

In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ PIERCE ATWOOD LLP

Pierce Atwood LLP

cc: Michael Brigham